EXHIBIT 4.11

                                                                    2/12/03

                     AMENDMENT NO. 5 TO FINANCING AGREEMENTS

     AMENDMENT No. 5, dated February 12, 2003, by and among Congress Financial Corporation, a Delaware corporation, in its capacity as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner (in such capacity, "Agent") for the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB", and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to each individually, as a "Borrower" and collectively, as "Borrowers"), and CS Delaware, in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent").

                              W I T N E S S E T H :
                               -------------------

     WHEREAS, Agent, J.P. Morgan Business Credit Corp, a Delaware corporation, in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner under the Loan Agreement (in such capacity, "Co-Agent"), Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, Co-Agent, Borrowers and Borrowers' Agent, as amended by Amendment No. 1, dated as of January 12, 2002, Amendment No. 2, dated as of May 17, 2002, Amendment No. 3, dated as of July 29, 2002 (effective as of August 16, 2001), Amendment No. 4, dated September 23, 2002 (and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

     WHEREAS, Borrowers and Borrowers' Agent have requested that Agent agree to make certain amendments to the Financing Agreements and Agent is willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 5, Agent, Borrowers and Borrowers' Agent desire and intend to evidence such amendments.



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     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and subject to the satisfaction of the conditions set forth in Section 6 hereof, the parties hereto agree as follows:

         1. Definitions.

          (a) Additional Definition. As used herein, the following term shall have the meaning given to it below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, the following definition:

               "Amendment No. 5" shall mean this Amendment No. 5 to Financing Agreements by and among Agent, Borrowers' Agent and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

          (b) Amendment to Definitions. All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 5 and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower, Borrowers' Agent or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein. All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

     2. Investment Property. Subject to the terms and conditions hereof and notwithstanding anything to the contrary contained in the Loan Agreement, Agent hereby agrees and Agent shall instruct the securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property (collectively, "Intermediary") of any Borrower or Obligor subject to an Investment Property Control Agreement to comply with entitlement orders issued or originated by such Borrower or Obligor (to the extent such entitlement orders do not conflict with instructions issued by Agent to such Intermediary) concerning the investment property account until such time as Agent delivers a written notice to such Intermediary which states Agent is thereby exercising exclusive control over such investment property account. Agent will only send such notices of exclusive control to the Intermediaries at any time upon and after the occurrence of a Cash Dominion Event.



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     3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent, Co-Agent and Lenders pursuant to the Financing Agreements, Borrowers and Obligors hereby jointly and severally represent, warrant and covenant with and to Agent, and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment No. 5 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 5);

          (b) This Amendment No. 5 has been duly executed and delivered by Borrowers, Obligors and Borrowers' Agent and this Amendment No. 5 and the other Financing Agreements are in full force and effect as of the date hereof, and the agreements and obligations of Borrowers, Obligors and Borrowers' Agent contained herein and therein constitute legal, valid and binding obligations of Borrowers and Borrowers' Agent enforceable against Borrowers, Obligors and Borrowers' Agent in accordance with their respective terms;

          (c) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

     4. Conditions Precedent. The consents and amendments to the Loan Agreement set forth herein shall be effective only upon the satisfaction of each of the following conditions in a manner satisfactory to Agent:

          (a) receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by each of the parties hereto;

          (b) receipt by Agent of evidence, in form and substance satisfactory to Agent, that all required consents or approvals of any persons other than Agent to the arrangements contemplated herein have been obtained;

          (c) all representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects; and

          (d) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.



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     5. Effect of this Amendment No. 5 This Amendment No. 5 and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly consented to and amended pursuant hereto, no other changes or modifications to the Financing Agreements or waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 5, the provisions of this Amendment No. 5 shall control.

     6. Further Assurances. Borrowers and Borrowers' Agent shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 5.

     7. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of New York.

     8. Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     9. Counterparts. This Amendment No. 5 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 5 via telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 via telecopier also shall deliver an original executed counterpart of this Amendment No. 5, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 5 as to such party or any other party.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers on the date and year first above written.

                                            BORROWERS

                                            CHARMING SHOPPES, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                            Executive Vice President


                                            CHARMING SHOPPES OF DELAWARE, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     Vice President

                                            CSI INDUSTRIES, INC.

                                            By:      _____________________
                                                     Eric M. Specter
                                                     President

                                            FB APPAREL, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     President

                                            LANE BRYANT, INC.


                                            By:      _____________________
                                                     Eric M. Specter
                                                     Vice President




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                                            CATHERINES STORES CORPORATION

                                            By:      _____________________
                                                     Eric M. Specter
                                                     Vice President

BORROWERS' AGENT

CHARMING SHOPPES OF DELAWARE, INC.,
as Borrowers' Agent

By: ___________________________
Eric M. Specter
Vice President



     AGENT

     CONGRESS FINANCIAL CORPORATION,
     as Administrative Agent


     By: _______________________________

     Title:______________________________



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CONSENTED TO:

By Each of the Obligors
on Exhibit A Annexed Hereto

___________________________

Its: In the capacity set forth on Exhibit A


By Each of the Obligors
on Exhibit B Annexed Hereto

___________________________

Its: Vice President